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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65980, Registration Statement No. 33-77526 on Form S-8 and the Post-Effective Amendment No. 1 thereto and Registration Statement No. 333-70477 on Form S-8 of our reports dated February 19, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fossil, Inc. for the fiscal year ended January 2, 1999.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Dallas, Texas
April 2, 1999